EXHIBIT 10.2


                            AGREEMENT


This Agreement, made effective November 1, 1996, by and between AAM Group, Inc. ("AAM") and Biomune Systems, Inc., a Nevada
Corporation ("Biomune");

NOW THEREFORE, the parties agree as follows:

     1.   Engagement, Duties and Acceptance.

          1.1 Engagement by Biomune. Biomune hereby agrees to retain AAM for the following purposes:
               (a) Provide introductions to potential business partners;
               (b) Provide introductions and information to and about potential business partners.

          1.2 Acceptance of Engagement by AAM. AAM hereby accepts such engagement and shall render management services as described above.

     2.   Term of Agreement.   The term of AAM's engagement under
          this Agreement (the "Term") shall commence on November 1, 1996 (the "Commencement Date") and shall continue through and expire on the 30th day of March, 1997, unless sooner terminated by either Biomune or AAM upon thirty (30) days written notice. This Agreement may continue in effect beyond the Term if mutually agreed in writing by both Biomune and AAM.

     3. Compensation. As compensation for services to be rendered pursuant to this Agreement, Biomune shall pay AAM Group, Inc. 30,000 shares of Biomune common stock that will be registered pursuant to an S-8 registration statement.

     4. Confidential Information. During the Term of this Agreement and for a period of five (5) years after the termination of this Agreement, AAM shall keep secret and retain in strictest confidence and shall not use, for the benefit of itself or others, all confidential matters of the Biomune including, without limitation, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, methods of production and distribution, technical processes, designs and design projects, inventions and research projects of Biomune learned by AAM heretofore or during the Term hereof.

     5.   Other Provisions.

     5.1 Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile ransmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

               (i)  if to Biomune, to:

                    Biomune Systems, Inc.
                    2401 South Foothill Drive
                    Salt Lake City, Utah
                    84109

                    with a copy to:

                    Nolan Taylor, Esquire
                    LeBoeuf, Lamb, Greene & MacRae
                    1000 Kearns Building
                    136 South Main Street
                    Salt Lake City, Utah
                    84101

               (ii) if to AAM, to:

                    AAM Group, Inc.
                    100 Daly Blvd. Unite 2807
                    Oceanside, New York
                    11572


     5.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreement, written or oral, with respect thereto.

     5.3 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Utah applicable to agreements made and to be performed entirely within such state. The parties submit themselves to the jurisdiction of the federal and state courts located in Utah and agree to commence any lawsuit arising under or relating to this Agreement in such courts.

     5.4 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party.

     5.5 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above-written.


     BIOMUNE SYSTEMS, INC.


By:     /s/ Michael G. Acton
Its:    Chief Financial Officer

     AAM GROUP, INC.


By:     /s/ Adam Krisftcher
Its:    President